Exhibit 10.6

EXECUTION VERSION

COLLATERAL ADMINISTRATION AGREEMENT

THIS COLLATERAL ADMINISTRATION AGREEMENT, dated as of September 9, 2021 (as amended, modified or supplemented from time to time, the “Agreement”), by and among SILVER POINT SCF CLO I, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), SILVER POINT SPECIALTY CREDIT FUND MANAGEMENT LLC, a limited liability company organized under the laws of the State of Delaware (the “Collateral Manager” and its permitted successors and assigns), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral administrator (the “Collateral Administrator” and its permitted successors and assigns).

WITNESSETH:

WHEREAS, the Issuer, together with Silver Point SCF CLO I, LLC, as co-issuer (the “Co-Issuer”), intends to issue the Class A-1a Notes, Class A-1b Notes, Class A-2a Notes, Class A-2b Notes, Class B-1 Notes, Class B-2 Notes, Class C Notes and Class D Notes (the “Secured Notes”), and the Issuer intends to issue the Subordinated Notes (together, with the Secured Notes, the “Notes”);

WHEREAS, the Issuer, as borrower (the “Borrower”), and the Co-Issuer, as co-borrower (the “Co-Borrower”), intend to incur the Class A-1 Loans (with the Secured Notes, the “Secured Debt,” and the Class A-1 Loans together with the Notes, the “Debt”) pursuant to the Credit Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Credit Agreement”), by and among, the Borrower, the Co-Borrower, the lenders party thereto, and U.S. Bank National Association, as loan agent (in such capacity, the “Loan Agent”) and as the Collateral Agent (as defined below);

WHEREAS, the Secured Debt will be secured by certain Assets, as more particularly set forth in the Indenture and Security Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Indenture”), by and between the Issuer, the Co-Issuer, U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”);

WHEREAS, the Collateral Manager and the Issuer have entered into a certain Collateral Management Agreement, dated as of the date hereof (the “Collateral Management Agreement”), pursuant to which the Collateral Manager provides certain services relating to the matters contemplated by the Indenture and the other Transaction Documents;

WHEREAS, pursuant to the Indenture, the Issuer has pledged the Assets as security and for the benefit of the Secured Parties;

WHEREAS, the Issuer is required to perform certain duties in connection with the Debt and the Assets pursuant to the Indenture and the Credit Agreement and desires to have the Collateral Administrator perform such duties and to provide such additional services consistent with the terms of this Agreement and the Indenture; and

WHEREAS, the Collateral Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions and Capitalized Terms.

Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

Section 2. Duties of the Collateral Administrator.

(a) The Issuer hereby appoints U.S. Bank National Association as, and U.S. Bank National Association hereby accepts the appointment to act as, Collateral Administrator pursuant to the terms of this Agreement, until the earlier of (i) its resignation or removal as Collateral Administrator pursuant to Section 9 hereof and (ii) the termination of this Agreement pursuant to Section 8 hereof. In such capacity, the Collateral Administrator shall provide to the Issuer and certain other parties as specified in the Indenture, certain reports, schedules and calculations, all as more particularly described in Section 2(b) hereof, based upon information and data received from the Issuer, the Collateral Manager, the Collateral Agent, the Loan Agent or the Trustee, which reports, schedules and calculations the Issuer or the Collateral Administrator is required to prepare and deliver (or which are necessary in order that certain reports, schedules and calculations can be prepared, delivered or performed as required) under the Indenture. The Collateral Administrator’s duties and authority hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into, or performing its duties under this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Issuer under the Indenture or any other Transaction Document, or of the Collateral Manager under the Collateral Management Agreement, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer under or pursuant to the Indenture or any other Transaction Document or of the Collateral Manager under or pursuant to the Collateral Management Agreement.

(b) The Collateral Administrator shall perform the following functions from time to time:

(i)

create a collateral database of certain characteristics (to the extent required for the performance of its obligations hereunder, and otherwise as reasonably agreed to between the Collateral Administrator and the Collateral Manager) of the Collateral Obligations credited from time to time to the Accounts (the “Collateral Database”);

(ii)

update the Collateral Database periodically to reflect any purchases or sales or other dispositions of Collateral Obligations, in each case such information regarding purchases, sales or other dispositions being based upon information furnished to the Collateral Administrator by the Issuer or the Collateral Manager as may be reasonably required by the Collateral Administrator from time to time;

(iii)

provide the Collateral Manager with access to the information in the Collateral Database in electronic format, the format and scope of such information to be reasonably agreed to by the Collateral Manager and the Collateral Administrator;

(iv)

track the receipt and daily allocation of cash to each of the Accounts (and any subaccount thereof) and any withdrawals therefrom and provide to the Collateral Manager periodic reports reflecting such actions to such Accounts (and subaccounts) as of the close of business on the preceding Business Day;

(v)

prepare and make available to the parties required under the Indenture each of the Monthly Reports that are required to be provided pursuant to Section 10.7(a) of the Indenture and the Distribution Report that is required to be provided pursuant to Section 10.7(b) of the Indenture and assist the Issuer and Collateral Manager, as necessary, in preparation of the Effective Date Report pursuant to Section 7.18 of the Indenture, in each case by the time specified in the Indenture and on the basis of the information contained in the Collateral Database or as provided to the Collateral Administrator by the Issuer, the Trustee. The Collateral Agent or the Collateral Manager;

(vi)

assist the Issuer and the Collateral Manager in providing the Independent certified public accountants with information in the possession of the Collateral Administrator needed for the preparation of the reports by such accountants required under Section 10.9 of the Indenture, by providing them with access to the information contained in the Collateral Database; and

(vii)

provide such other information with respect to the Assets in the possession of the Collateral Administrator as the Issuer or Collateral Manager may reasonably request from time to time and that the Collateral Administrator determines, in its sole discretion, may be provided without unreasonable burden or expense.

(c) The Issuer and the Collateral Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the Monthly Reports, the Distribution Reports and any Effective Date Report or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Collateral Manager shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Collateral Obligation, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Assets and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder.

(d) The Collateral Administrator shall endeavor to deliver a draft of each such Monthly Report, Distribution Report and Effective Date Report to the Collateral Manager on the Business Day immediately preceding the day on which such Monthly Report, Distribution Report or Effective Date Report is to be provided by the Issuer (or such later time as reasonably practicable).

The Collateral Manager shall review and verify the contents of the aforesaid reports, and shall thereafter approve the posting or other distribution of such reports on behalf of the Issuer. To the extent any of the information in such reports conflicts with data or calculations in the records of the Collateral Manager, the Collateral Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Collateral Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information in its possession relating to the Collateral Obligations and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(e) If, in performing its duties under this Agreement, the Collateral Administrator (including, for the avoidance of doubt, in its capacity as Calculation Agent) is required to decide between alternative courses of action (including the methodology to be applied in connection with a Benchmark Replacement)), the Collateral Administrator may request written instructions (or verbal instructions, followed by written confirmation) from the Issuer or the Collateral Manager as to the course of action desired by it; provided that, except to the extent required under the Indenture or the Collateral Management Agreement, the Collateral Manager shall be under no obligation to provide such instructions. If the Collateral Administrator does not receive such instructions within five Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action; provided that the Collateral Administrator as promptly as possible notifies the Collateral Manager and the Issuer which course of action, if any (or refrainment from taking any course of action), it has decided to take. The Collateral Administrator shall act in accordance with instructions received after such five Business Day period except (so long as it has provided the notice set forth in the prior sentence) to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

(f) The Collateral Administrator understands that the Issuer will, pursuant to the Indenture, pledge to the Collateral Agent, for the benefit and on behalf of the Secured Parties, all of its right, title and interest in, to and under this Agreement. The Collateral Administrator consents to such assignment and agrees that such pledge shall not release or limit its liabilities, obligations and duties hereunder and it shall perform any provisions of the Indenture applicable to it. The Collateral Administrator agrees that the Collateral Agent shall be entitled to all of the Issuer’s rights and benefits hereunder but shall not by reason of such pledge have any obligation to perform the Issuer’s obligations hereunder, although it shall have the right to do so.

(g) In accordance with Section 7.16 of the Indenture, the Issuer hereby appoints the Collateral Administrator to act, and the Collateral Administrator hereby accepts and agrees to act in accordance with such appointment, as Calculation Agent in accordance with the terms of the Indenture. The Calculation Agent shall be afforded the same rights, protections, immunities and indemnities that are afforded to the Trustee and the Collateral Agent under the Indenture; provided, however, that the foregoing shall not be construed to impose upon the Calculation Agent any of the duties or standards of care (including without limitation any duties of a prudent person) of the Trustee.

Section 2A. Information Agent.

(a) In accordance with Section 14.17 of the Indenture, the Issuer hereby appoints the Collateral Administrator to act as the Information Agent and the Collateral Administrator hereby accepts such appointment. The parties hereto agree that any information required to be provided to the Information Agent under the Indenture or hereunder (“17g-5 Information”) shall be sent to the Information Agent’s e-mail address at silverpointscfcloi17g5@usbank.com (the “Information Agent Address”) specifically referencing “Silver Point SCF CLO I, Ltd. – Rule 17g-5 Information” in the subject line (or such other e-mail address or subject line specified by the Information Agent in writing to the Issuer and the Collateral Manager) and containing in the body of such e-mail an identification of the type of 17g-5 Information being provided. All e-mails sent to the Information Agent pursuant to this Agreement or the Indenture shall only contain the 17g-5 Information and no other information, documents, requests or communications. Each e-mail sent to the Information Agent pursuant to this Agreement or the Indenture failing to be sent to the Information Agent Address or failing to conform to the foregoing requirements of this paragraph shall be deemed incomplete and the Information Agent shall have no obligations with respect thereto.

(b) The Information Agent shall (i) forward, or cause to be forwarded, via e-mail any 17g-5 Information to the 17g-5 Website’s e-mail address at silverpointscfclrgpz@17g5.com (the “17g-5 Address”) (or such other e-mail address specified by the Issuer in writing to the Information Agent), but only to the extent such 17g-5 Information is received by the Information Agent at the Information Agent Address in accordance herewith and (ii) if requested, approve such 17g-5 Information for posting on the 17g-5 Website upon receipt of an e-mail from the 17g-5 Website (the “Confirmation Email”) at the Information Agent Address requesting that such information be approved for posting; provided, that the Information Agent may determine in its sole discretion to cause the posting of such 17g-5 Information on the 17g-5 Website in such other manner established or approved by the Information Agent and permitted by the 17g-5 Website. The Information Agent will not be responsible or liable for any failure of the 17g-5 Website to receive forwarded emails, provide Confirmation Emails or for the actual posting of such 17g-5 Information after the Information Agent has approved the same for posting.

(c) In the event that the Information Agent encounters a problem when forwarding the 17g-5 Information to the 17g-5 Address or approving the 17g-5 Information upon receipt of a Confirmation Email, the Information Agent’s sole responsibility shall be to attempt to forward and/or approve such 17g-5 Information an additional time. In the event the Information Agent still encounters a problem, it shall provide notice of such failure to the Issuer, the Collateral Manager and such other Person, if applicable, that provided the 17g-5 Information to the Information Agent, at which time the Information Agent shall have no further obligations with respect to such 17g-5 Information; provided, however, that the Information Agent may, but shall have no obligation to, attempt to forward any 17g-5 Information to the 17g-5 Address more than twice; provided, further, that the foregoing shall in no way limit the right of the Issuer or the Collateral Manager to direct the Information Agent to resubmit such 17g-5 Information or additional 17g-5 Information at a later time pursuant to Section 2A(b) above. Notwithstanding anything herein or in any other document to the contrary, in no event shall the Information Agent be responsible for forwarding any information other than the 17g-5 Information in accordance herewith.

(d) The Information Agent shall forward all 17g-5 Information it receives in accordance herewith to the 17g-5 Website on the same Business Day of receipt; provided, that such 17g-5 Information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m. (eastern time), on the next Business Day. The Information Agent shall approve for posting the 17g-5 Information on the same Business Day of receipt of any Confirmation Email; provided, that such Confirmation Email is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m. (eastern time), on the next Business Day. The Information Agent’s “approval” of 17g-5 Information for posting is ministerial in nature only, and the Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the 17g-5 Information being delivered is accurate, complete, conforms to the terms of the Indenture or related transaction, conforms to the requirements of Rule 17g-5 of the Exchange Act or otherwise is or is not anything other than what it purports to be. In the event that any 17g-5 Information is delivered or posted in error, the Information Agent may remove such information from the 17g-5 Website. The Collateral Administrator and the Information Agent have not obtained and shall not be deemed to have obtained actual knowledge of any 17g-5 Information merely by posting such information to the 17g-5 Website to the extent such information was not produced by the Collateral Administrator or the Information Agent, as applicable. Neither the Information Agent nor the Collateral Administrator shall have any obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Debt or for the purposes of determining the initial credit rating of the Debt or undertaking credit rating surveillance of the Debt with any Rating Agency or any of its respective officers, directors or employees. Neither the Information Agent nor the Collateral Administrator will be responsible for maintaining the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Agreement, Rule 17g-5 or any other law or regulation. In no event will either of the Information Agent or the Collateral Administrator be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Agreement, Rule 17g-5 or any other law or regulation. Neither the Information Agent nor the Collateral Administrator will be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Co-Issuers, the Rating Agencies, the NRSROs, any of their agents or any other party. Neither the Information Agent nor the Collateral Administrator will be liable for the use of any information posted on the 17g-5 Website, whether by the Co-Issuers, the Rating Agencies, the NRSROs or any other third party that may gain access to the 17g-5 Information posted thereon.

(e) For the avoidance of doubt, all the benefits, rights, protections, immunities and indemnities of the Collateral Administrator under this Agreement and the Indenture are enjoyed by the Collateral Administrator in its capacity as Information Agent.

Section 3. Compensation.

The Collateral Administrator will perform the duties and provide the services called for under Sections 2 and 2A hereof in exchange for compensation as set forth in a separate fee letter in connection herewith. The Collateral Administrator shall be entitled to receive, on each Payment Date, reimbursement for all reasonable out-of-pocket expenses incurred by it in the course of performing its obligations hereunder in the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture (or in such other manner in which Administrative Expenses are permitted to be paid under the Indenture). Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Collateral Administrator’s agents, counsel, accountants and experts. The payment obligations to the Collateral Administrator pursuant to this Section 3 shall survive the termination of this Agreement.

Section 4. Limitation of Responsibility of the Collateral Administrator; Indemnifications.

(a) The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misconduct, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document, electronic communication or paper reasonably believed by it to be genuine and reasonably believed by it to be signed, sent or presented by the proper party or parties. Subject to the provisions of Section 14 hereof, the Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it. The Collateral Administrator shall not be liable to any other parties hereto, the Issuer, the Trustee, the Collateral Agent, the Loan Agent or any other Person, except to the extent of acts or omissions of the Collateral Administrator which constitute bad faith, willful misconduct, gross negligence or reckless disregard of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Collateral Manager, the Trustee, the Collateral Agent, the Loan Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Collateral Manager, the Trustee, the Collateral Agent, the Loan Agent or another Person. The Collateral Administrator shall not be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Issuer, the Collateral Manager, the Trustee, the Collateral Agent, the Loan Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Administrator, except to the extent that any failure or delay is caused by the Collateral Administrator’s own bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder. The duties and obligations of the Collateral Administrator or agents shall be determined solely by the express provisions of this Agreement and the express provisions of the Indenture that apply to them, and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in good faith in reliance upon such advice.

(b) The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, telecopier or electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it (except to the extent that such action is caused by the Collateral Administrator’s own willful misconduct, gross negligence or reckless disregard of its duties hereunder), or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof.

(c) The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless a Responsible Officer of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request has actual knowledge of such matter or received written notice of such matter in accordance with this Agreement or the Indenture. Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof, even if the Collateral Administrator has been advised of the likelihood of such damages and regardless of the form of such action. It is expressly acknowledged by the Issuer and the Collateral Manager that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall, in part, be based upon, and in reliance upon, data and information provided to it by the Collateral Manager, the Issuer, the related Obligor (or agent, trustee or other similar party on behalf of such Obligor) or other reputable financial reporting sources with respect to each Asset. Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall not have any liability to the extent of any expense, loss, damage, demand, charge or claim resulting from or caused by events or circumstances beyond the reasonable control of such party including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.

(d) The Collateral Administrator shall not be bound to follow any amendment, modification, supplement or waiver to the Indenture or other Transaction Document until it has received written notice of such amendment, modification, supplement or waiver and a copy thereof from the Issuer or the Trustee; provided, however, that the Collateral Administrator (including in its capacity as Information Agent or Calculation Agent) shall not be bound by any amendment, modification, supplement or waiver to the Indenture or other Transaction Document (including, without limitation, in connection with the adoption of any Benchmark Replacement Conforming Changes) that it determines adversely affects the obligations, rights, privileges, protections or liabilities of the Collateral Administrator (including, without limitation, the imposition or expansion of discretionary authority) or otherwise adversely affects the Collateral Administrator unless the Collateral Administrator shall have consented thereto in writing. The Issuer agrees that it shall not permit any amendment, modification, supplement or waiver to the Indenture or other Transaction Document that adversely affects the obligations of the Collateral Administrator or adversely affects or otherwise modifies the compensation of the Collateral Administrator to become effective unless the Collateral Administrator has been given prior written notice of such amendment, modification, supplement or waiver and has consented thereto.

(e) The Issuer shall, and hereby agrees to, indemnify, defend and hold harmless the Collateral Administrator and its Affiliates, directors, officers, agents and employees from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its Affiliates, directors, officers, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations under this Agreement; provided such acts or omissions are in good faith and without willful misconduct or gross negligence on the part of the Collateral Administrator or without reckless disregard of its duties hereunder. For the avoidance of doubt, all indemnities payable under this subsection (e) shall be payable only in accordance with the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture (or in such other manner in which Administrative Expenses are permitted to be paid under the Indenture).

(f) The Collateral Manager shall, and hereby agrees to, indemnify, defend and hold harmless the Collateral Administrator and its Affiliates, directors, officers, agents and employees with respect to all losses, damages, liabilities, demands, charges, expenses and claims of any nature (including the reasonable fees and expenses of counsel) to the extent arising out of any acts or omissions performed or omitted by the Collateral Manager, its Affiliates, directors, officers, agents or employees hereunder in bad faith or which constitute willful misconduct, gross negligence or reckless disregard of its duties hereunder.

(g) Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager or the Issuer to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(h) Nothing herein shall obligate the Collateral Administrator to determine: (a) if a Collateral Obligation or Restructured Asset meets the criteria specified in the definition thereof, (b) if the conditions specified in the definition of “Deliver” have been complied with, (c) the type, classification or characterization of any Collateral Obligation or Asset, including without limitation whether any Collateral Obligation is an Asset-backed Commercial Paper, CCC Collateral Obligation, Clearing Corporation Security, Collateral Restructured Asset, Commercial Real Estate Loan, Cov-Lite Loan, Credit Improved Obligation, Credit Risk Obligation, Current Pay Obligation, Defaulted Obligation, Deferrable Obligation, Deferring Obligation, Delayed Drawdown Collateral Obligation, DIP Collateral Obligation, Discount Obligation, Equity Security, First-Lien Last-Out Loan, Fixed Rate Obligation, Floating Rate Obligation, Libor Floor Obligation, Loan, Long-Dated Obligation, Margin Stock, Non-Super-Priority Senior Secured Loan, Partial Deferrable Obligation, Participation Interest, Post-Reinvestment Period Settlement Obligation, Restructured Asset, Restructuring Equity Security, Revolving Collateral Obligation, Second Lien Loan, Senior Secured Bond, Senior Secured Loan, Step-Down Obligation, Structured Finance Obligation, Substitute Collateral Obligation, Super-Priority Revolving Facility, Synthetic Security or Unsecured Loan, (d) the Domicile or other classification or characterization of an Obligor, (e) the contents or components of any Trading Plan, (f) whether an Asset is purchased from, or sold to, an Affiliate of the Collateral Manager, (g) whether a Bankruptcy Exchange has occurred or the identity of obligations received and exchanged in such exchange, (h) the manner in which the Market Value is determined and the source used in such determination or (i) whether any Closing Date Participation Interest is not elevated to assignment and should be treated as having a principal balance for purposes of determining the Adjusted Collateral Principal Amount equal to the S&P Collateral Value, any such determination in each case being based exclusively upon notification it receives from the Collateral Manager. Further, nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to (i) verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any Collateral Obligation is subject to an Offer, call for redemption or other similar action or whether an issuer or Obligor of Asset is in default or in compliance with the Underlying Documents governing or securing such Assets or (ii) determine the Market Value of a Collateral Obligation or obtain or determine any bid prices in connection therewith, from time to time, the role of the Collateral Administrator hereunder being solely to perform only those functions as provided herein as more particularly described in Section 2 hereof. For purposes of monitoring rating changes by each Rating Agency, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon any reputable electronic financial information reporting service (including the Bloomberg wire service), and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. This Section 4 shall survive the termination or assignment of this Agreement and the resignation or removal of the Collateral Administrator.

(i) The Collateral Administrator shall have no responsibility to monitor or verify whether a Retention Deficiency has occurred or to confirm compliance with the Securitization Laws or the U.S. Risk Retention Rules.

(j) For the avoidance of doubt, all the benefits, rights, protections, immunities and indemnities of the Collateral Administrator under this Agreement and the Indenture are enjoyed by the Collateral Administrator in its capacity as Information Agent and Calculation Agent.

(k) The Collateral Administrator, in its capacity as Calculation Agent, shall have no obligation to determine, and shall be entitled to rely upon directions and determinations provided by the Collateral Manager in respect of, the occurrence of a Benchmark Transition Event or Benchmark Replacement Date or any designation of any Benchmark Replacement (or any Benchmark Replacement Rate Adjustment or other adjustment or modifier thereto) or any administrative procedures or methodology with respect to the calculation thereof.

(l) This Section 4 shall survive the termination or assignment of this Agreement and the resignation or removal of the Collateral Administrator.

Section 5. Independence of the Collateral Administrator.

For all purposes of this Agreement, the Collateral Administrator shall be an independent contractor. Unless expressly authorized by the Issuer herein, the Collateral Administrator shall have no authority to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer or the Collateral Manager.

Section 6. No Joint Venture.

Nothing contained in this Agreement (i) shall constitute the Collateral Administrator, the Collateral Manager or the Issuer, respectively, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 7. Other Activities of Collateral Administrator.

Nothing herein shall prevent the Collateral Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a collateral administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer.

Section 8. Term of Agreement.

This Agreement shall continue in force until the earlier of (a) the satisfaction and discharge of the Indenture in accordance with its terms, upon which event this Agreement shall automatically terminate and (b) the resignation or removal of the Collateral Administrator pursuant to Section 9 hereof.

Section 9. Resignation and Removal of Collateral Administrator.

(a) Subject to Section 9(d) hereof, the Collateral Administrator may resign its duties hereunder (including resigning in its capacity as Information Agent or Calculation Agent) by providing the Issuer and the Collateral Manager with at least 60 days’ prior written notice.

(b) Subject to Section 9(d) hereof, the Issuer (or the Collateral Manager on behalf of the Issuer) may remove the Collateral Administrator without cause by providing the Collateral Administrator with at least 60 days’ prior written notice.

(c) The Issuer (or the Collateral Manager on behalf of the Issuer) may remove the Collateral Administrator immediately upon written notice of termination from the Issuer (or the Collateral Manager on behalf of the Issuer) to the Collateral Administrator if any of the following events shall occur:

(i)

the Collateral Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not have given within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer and the Collateral Manager);

(ii)

the Collateral Administrator is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(iii)

a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Collateral Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iv)

the Collateral Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Collateral Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Collateral Administrator agrees that if any of the events specified in clauses (ii), (iii) or (iv) of this Section 9(c) shall occur, it shall give written notice thereof to the Issuer, the Collateral Manager, the Trustee, the Collateral Agent and each Rating Agency within three Business Days after the happening of such event.

(d) Except when the Collateral Administrator shall be removed pursuant to subsection (c) of this Section, no resignation or removal of the Collateral Administrator pursuant to this Section shall be effective until (i) a successor Collateral Administrator (or Information Agent or Calculation Agent, as applicable) shall have been appointed by the Issuer and (ii) such successor Collateral Administrator (or successor Information Agent or Calculation Agent) shall have agreed in writing to be bound by the terms of this Agreement or other Agreement requiring such Person to perform such obligations in a substantively similar manner as the Collateral Administrator (or Information Agent or Calculation Agent, as applicable) is bound hereunder. If a successor Collateral Administrator (or Information Agent or Calculation Agent, as applicable) does not take office within 30 days after the retiring Collateral Administrator (or Information Agent or Calculation Agent, as applicable) resigns or is removed, the retiring Collateral Administrator (or Information Agent or Calculation Agent, as applicable), the Issuer, the Collateral Manager or a Majority of the Controlling Class, may petition a court of competent jurisdiction for the appointment of a successor Collateral Administrator (or Information Agent or Calculation Agent, as applicable).

(e) Subject to Section 9(d) hereof, at any time that the Collateral Administrator is the same institution as the Collateral Agent, the Collateral Administrator hereby agrees that upon the appointment of a successor Collateral Agent, the Collateral Administrator shall immediately resign and such successor Collateral Agent shall automatically become the Collateral Administrator under this Agreement. Any such successor Collateral Agent shall be required to agree to assume the duties of the Collateral Administrator under the terms and conditions of this Agreement in its acceptance of appointment as successor Collateral Agent.

(f) Any successor to the Collateral Manager shall be bound automatically by the terms and provisions of this Agreement upon becoming the successor Collateral Manager under the Collateral Management Agreement.

Section 10. Action upon Termination, Resignation or Removal of the Collateral Administrator.

Promptly upon the effective date of termination of this Agreement pursuant to Section 8 hereof or the resignation or removal of the Collateral Administrator pursuant to Section 9 hereof, the Collateral Administrator shall be entitled to be paid on the next succeeding Payment Date all expenses accruing to it to the date of such termination, resignation or removal in accordance with the Priority of Payments set forth in Section 11.1(a) of the Indenture. The Collateral Administrator shall forthwith deliver to, or as directed by, the Issuer upon such termination pursuant to Section 8 hereof or such resignation or removal of the Collateral Administrator pursuant to Section 9 hereof, all property and documents of or relating to the Collateral then in the custody of the Collateral Administrator, and the Collateral Administrator shall cooperate with the Issuer and any successor Collateral Administrator, and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Collateral Administrator.

Section 11. Representations and Warranties.

Each of the parties hereto represents and warrants to each other party as follows:

(a) It has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, its shareholders, partners and/or creditors, and no license, permit, approval or authorization of exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by it in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder except as otherwise obtained before the Closing Date. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by it hereunder, will constitute its legally valid and binding obligations enforceable against it in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to it and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity.)

(b) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on it or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on it, or the governing instruments of, or any securities issued by, it or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound, the violation of which would have a material adverse effect on its business operations, assets or financial condition and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

Section 12. Notices.

Any notice, report or other communication given hereunder shall be delivered in writing, electronically, via facsimile or addressed to the address for each such party set forth in the Indenture, or to such other address as any party shall have provided to the other parties in writing. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given if such notice is mailed by first class mail, postage prepaid, hand delivered, sent by overnight courier service guaranteeing next day delivery or sent by electronic mail or by telecopy (facsimile) in legible form to the address of such party as provided above.

The Collateral Administrator shall be entitled to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any Person providing such instructions or directions shall provide to the Collateral Administrator an incumbency certificate listing Responsible Officers designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Collateral Administrator email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Administrator in its discretion elects to act upon such instructions, the Collateral Administrator’s reasonable understanding of such instructions shall be deemed controlling. The Collateral Administrator shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Administrator’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Administrator, including without limitation the risk of the Collateral Administrator acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13. Amendments.

This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Issuer, the Collateral Manager and the Collateral Administrator in writing. The Collateral Administrator shall provide prior written notice to the Rating Agencies of proposed amendments and modifications of this Agreement and shall forward to the Rating Agencies a copy of all executed amendments and modifications of this Agreement.

Section 14. Successor and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the successors and the assigns of each of the Issuer, the Collateral Manager and the Collateral Administrator. This Agreement may not be assigned by the Collateral Administrator unless such assignment is previously consented to in writing by the Issuer and the Collateral Manager. An assignment with such consent, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Collateral Administrator hereunder. Any organization or entity into which the Collateral Administrator may be merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party and any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Administrator shall be the successor Collateral Administrator hereunder without the execution or filing of any paper or any further act of any of the parties hereto.

Section 15. Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 16. Submission to Jurisdiction.

Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and each such party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each such party hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each such party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process, in the case of the Issuer, to it at the office of the Issuer’s agent set forth in Section 7.2 of the Indenture or, in the case of the Collateral Administrator or Collateral Manager, to it at its address set forth in Section 14.3 of the Indenture. Each such party agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17. Waiver of Jury Trial Right.

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

Section 18. Headings.

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 19. Counterparts.

This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement. Facsimile signatures and signature pages provided in the form of a “pdf” or similar imaged document transmitted by electronic transmission (including .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Collateral Administrator) shall be deemed original signatures for all purposes hereunder. Any electronically signed document delivered via email from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on behalf of the applicable Person. The Collateral Administrator shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 20. Severability.

If any provision of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 21. Not Applicable to U.S. Bank National Association in Other Capacities.

Nothing in this Agreement shall affect any right, benefit or obligation U.S. Bank National Association may have in any other capacity.

Section 22. Limitation of Liability.

In no event shall the Collateral Administrator in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder.

Section 23. No Third-Party Beneficiaries.

Subject to Section 2(f) hereof, this Agreement does not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 24. Bankruptcy Matters.

Notwithstanding any other provision of this Agreement, the liability of the Issuer to the Collateral Administrator and any other Person hereunder is payable subject to and in accordance with the Priority of Payments and other applicable terms of the Indenture and is at all times limited in recourse to the Assets available at such time and amounts derived therefrom and following application of the Assets in accordance with the provisions of the Indenture, all obligations of and all remaining claims against the Issuer will be extinguished and shall not revive. No recourse shall be had against any Officer, member, director, employee, security holder or incorporator of the Issuer or its successors and assigns for the payment of any amounts payable under this Agreement. The provisions of Section 5.4(d) of the Indenture shall apply mutatis mutandis as if set forth herein in full such that neither the Collateral Administrator nor any other Person will, prior to the date which is one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all Notes and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other bankruptcy event under bankruptcy law or any similar laws in any jurisdiction; provided, however, that nothing herein shall be deemed to prohibit the Collateral Administrator (i) from taking any action before the expiration of that period in (A) any case or bankruptcy event voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency bankruptcy event filed or commenced by a person other than a Secured Party, or (ii) from commencing against any of the Issuer or the Co-Issuer or any of their respective properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, or liquidation Proceeding. The provisions of this Section 24 shall survive termination of this Agreement.

Section 25. Waiver.

No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

IN WITNESS WHEREOF, the parties have caused this Collateral Administration Agreement to be duly executed and delivered as of the date and year first above written.

SILVER POINT SCF CLO I, LTD., as Issuer

By:	/s/ Karey Schreck
Name:	Karey Schreck
Title:	Director

Collateral Administration Agreement

U.S. BANK NATIONAL ASSOCIATION, as Collateral Administrator

By:	/s/ Elaine Mah
Name:	Elaine Mah
Title:	Senior Vice President

Collateral Administration Agreement

SILVER POINT SPECIALTY CREDIT FUND MANAGEMENT LLC, as Collateral Manager

By:	/s/ Jesse Dorigo
Name:	Jesse Dorigo
Title:	Authorized Signatory

Collateral Administration Agreement